SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                             AMERIANA BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

      1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:___________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                          [AMERIANA BANCORP LETTERHEAD]












                                 April 20, 2001




Dear Shareholder:


         You are cordially invited to attend the Annual Meeting of Shareholders of Ameriana Bancorp, to be held at the main office of Ameriana Bank and Trust, 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 24, 2001, at 10:00 a.m.

         The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to appropriate questions of shareholders.

         Detailed information concerning our activities and operating performance during our fiscal year ended December 31, 2000, is contained in our annual report, which is also enclosed.

         Please sign, date and promptly return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.


                                           Sincerely,

                                           /s/ Harry J. Bailey

                                           Harry J. Bailey
                                           President and Chief Executive Officer

                                AMERIANA BANCORP

                                2118 BUNDY AVENUE
                            NEW CASTLE, INDIANA 47362

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2001
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of Ameriana Bancorp (the "Company") will be held at 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 24, 2001, at 10:00 a.m.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors of the Company;

          2. The ratification of the appointment of Olive LLP as auditors for the Company for the fiscal year ending December 31, 2001; and

          3. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 30, 2001, are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Nancy A. Rogers

                                       Nancy A. Rogers
                                       Secretary

New Castle, Indiana
April 20, 2001

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                                AMERIANA BANCORP
                                2118 BUNDY AVENUE
                            NEW CASTLE, INDIANA 47362


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2001


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp (the "Company") to be used at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), which will be held at the main office of its wholly owned subsidiary, Ameriana Bank and Trust of Indiana (the "Bank"), 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 24, 2001, at 10:00 a.m. The accompanying notice of meeting and this Proxy Statement are being first mailed to shareholders on or about April 20, 2001.


--------------------------------------------------------------------------------
                        VOTING AND REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A written notice of revocation of a proxy should be sent to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362 and will be effective if received by the Secretary prior to the Annual Meeting. A previously submitted proxy will also be revoked if a shareholder attends the Annual Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below and in favor of the other proposals set forth in this Proxy Statement for consideration at the Annual Meeting. Any proxies marked as abstentions will not be counted as votes cast. In addition, any shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Any proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.


--------------------------------------------------------------------------------
                    VOTING SECURITIES AND SECURITY OWNERSHIP
--------------------------------------------------------------------------------

     Shareholders of record as of the close of business on March 30, 2001 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, the Company had 3,146,616 shares of common stock, par value $1.00 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     The following table sets forth information as of the Record Date (i) with respect to any person who was known to the Company to be the beneficial owner of more than five percent of the Common Stock and (ii) as to the Common Stock beneficially owned by each director of the Company, by each executive officer of the Company named in the "Summary Compensation Table" below and by all directors and executive officers of the Company as a group. All beneficial ownership is by sole voting and investment power, except as otherwise indicated.

                                                         AMOUNT AND
                                                          NATURE OF
                                                         BENEFICIAL                   PERCENT OF
              BENEFICIAL OWNER                          OWNERSHIP (1)              COMMON STOCK (2)
              ----------------                          -------------              ----------------

              Harry J. Bailey                              68,466                        2.16%
              Donald C. Danielson                         108,904                        3.46%
              Charles M. Drackett, Jr.                     18,480                        0.59%
              R. Scott Hayes                               30,600                        0.97%
              Michael E. Kent                              25,300                        0.80%
              Paul W. Prior                               118,301                        3.75%
              Ronald R. Pritzke                            22,122                        0.70%
              Timothy G. Clark                             22,800                        0.72%
              Richard E. Welling                           20,316                        0.64%

              All Directors and Executive                 555,121                       16.81%
              Officers as a Group (15 persons)

              Dimensional Fund Advisors, Inc.             218,164   (3)                  6.93%
              1299 Ocean Avenue, 11th Floor
              Santa Monica, CA  90401

_____________
(1) As to the Company's directors and executive officers, includes 23,851, -0-, 8,800, 8,800, 8,800, 8,250, 9,625, 13,200, and 12,496 shares which may be acquired by Messrs. Bailey, Danielson, Drackett, Hayes, Kent, Prior, Pritzke, Clark and Welling, respectively, and 155,819 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options which are exercisable within 60 days of the Record Date.
(2) In calculating the percentage ownership of any individual or group, the number of shares of Common Stock outstanding is deemed to include any shares which the individual or group may acquire through the exercise of options exercisable within 60 days as of the Record Date.
(3) Dimensional Fund Advisors, Inc., a registered investment advisor, reported sole voting power over 218,164 shares and sole dispositive power over 218,164 shares as of February 2, 2001.


--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company is comprised of seven members and is divided into three classes as nearly equal in number as possible. Directors serve for staggered three-year terms with one class standing for election at each annual meeting. At the Annual Meeting, two current directors will stand for election. The Board of Directors has nominated Donald C. Danielson and Paul W. Prior to serve as directors for the terms indicated below. Directors are elected by a plurality of the votes cast. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

     The following table sets forth for each nominee and for each director continuing in office, such person's name and age and the year he first became a director of the Company.

                                                                         YEAR FIRST
                                                                         ELECTED OR            CURRENT
                                                                          APPOINTED             TERM
          NAME                                 AGE (1)                    DIRECTOR            TO EXPIRE
          ----                                 -------                    --------            ---------

                                     BOARD NOMINEES FOR A TERM TO EXPIRE IN 2004

          Donald C. Danielson                    81                         1989                2001

          Paul W. Prior                          79                         1989                2001

                                           DIRECTORS CONTINUING IN OFFICE

          Harry J. Bailey                        58                         1989                2002

          Charles M. Drackett, Jr.               50                         1989                2002

          Ronald R. Pritzke                      53                         1992                2002

          R. Scott Hayes                         54                         1989                2003

          Michael E. Kent                        60                         1989                2003

         ____________
         (1)      At December 31, 2000.

     Listed below is certain information about the directors of the Company.

     DONALD C. DANIELSON is Vice Chairman of City Securities Corporation of Indianapolis. He served on the Board of Trustees of Indiana University for 21 years and was Chairman of the Board for 11 years. He currently is a member of the James Whitcomb Riley Memorial Association Board of Governors, a Director of the Indiana University Foundation, Indiana Chamber of Commerce, National Fellowship of Christian Athletes, Indiana Basketball Hall of Fame and Chairman of the Board for the Walther Cancer Foundation. He served as a member of President Bush's Credit Standards Advisory Committee in 1991. He has been a Director of the Bank since 1971 and Director of the Company since its formation.

     PAUL W. PRIOR is the Chairman of the Boards of the Company and the Bank. He joined the Bank as Chairman of the Board, President and Chief Executive Officer in January 1973, after having served another savings institution as Chief Executive Officer for 20 years. He became Chairman of the Board, President and Chief Executive Officer of the Company at the time of its formation in 1989. Mr. Prior served as National Chairman of the United States League of Savings
Institutions in 1984. He is a life member of the Board of Directors of the Indiana Chamber of Commerce.

     HARRY J. BAILEY has been President of the Company and the Bank since May 1990, and was appointed Chief Executive Officer in December 1990. Mr. Bailey had been the Executive Vice President and Chief Operating Officer of the Company since its formation in 1989 and of the Bank since February 1984. He has been a Director of the Bank since 1987 and a Director of the Company since its formation. From June 1983 to January 1984, Mr. Bailey, an attorney, acted as a consultant to financial institutions and for 15 years before, served in the legal department and as operations officer for thrift institutions in the Chicago area. He currently serves on the Board of Directors of the Federal Home Loan Bank of Indianapolis, Chairman and Director of the Indiana Bankers Association, Trustee of the Henry County Memorial Hospital, Director of the New Castle/Henry County Economic Development Corporation, Director of the Henry County Community Foundation and a Director of the Indiana Chamber of Commerce.

     CHARLES M. (KIM) DRACKETT, JR. is Vice Chairman, President and General Manager of Fairholme Farms Inc. in Lewisville, Indiana. He founded the Maximum Economic Yield Club in Lewisville to provide a means of sharing innovative farming techniques, and is a graduate of the Indiana Institute of Food and Nutrition in Indianapolis. Mr. Drackett currently serves as a Director of The Cincinnati Nature Center and Chairman of its Agricultural Operations Committee. He has been a Director of the Bank since 1989 and Director of the Company since its formation.

     RONALD R. PRITZKE is a partner in the law firm Pritzke & Davis in Greenfield, Indiana. He is past President of the Greater Greenfield Chamber of Commerce. He is also a founding member, past President and currently on the Hancock County Community Foundation Board. In addition, he is a founding member and currently President of Regreening Greenfield, Inc. and a co-founding member and Director of Park Advocacy Research and Conservation Society. Mr. Pritzke served as a member of the Greenfield Public Library Board for ten years. He is a former member of the Board of the Hancock County Cancer Society. Mr. Pritzke has been a Director of the Company and the Bank since his appointment in December 1992.

     R. SCOTT HAYES is a partner in Hayes Copenhaver Crider, New Castle, Indiana, the law firm which serves as General Counsel to the Company. He is President of the Henry County Redevelopment Commission. He is past Chairman of the New Castle/Henry County Economic Development Corporation, a Trustee of Wittenbraker YMCA and the President and a Director of BETA MU House Association, Inc. He has been a Director of the Bank since 1984 and Director of the Company since its formation.

     MICHAEL E. KENT is a private  investor.  Prior to his retirement in January
1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold, Inc. He was past President and is currently an Advisory Director of the Alumni Board of the Department of Mechanical and Industrial Engineering at the University of Illinois. He has been a Director of the Bank since 1987 and Director of the Company since its formation.


--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended December 31, 2000, the Company's Board of Directors held 12 regular meetings and one special meeting. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during this period. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of the Bank and various committees thereof.

     The Company's Board of Directors has an Audit Committee, which is responsible for the review and evaluation of the Company's annual audit and related financial matters. This committee consists of Chairman Hayes and Directors Kent, Drackett and Pritzke. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee's charter is attached to this Proxy Statement as Appendix A. This committee met three times during fiscal 2000.

     The Company's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders or established any procedures for this purpose. The Company's Board met once in this capacity during fiscal 2000.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's Board of Directors has also appointed a Committee on Compensation and Stock Options, which serves as the Company's Compensation Committee and is responsible for administering the wage, salary and stock option plans of the

Company and the Bank. This committee consists of Chairman Danielson and Directors Hayes and Kent. During the past fiscal year, Mr. Hayes' law firm has performed services for the Company and the Bank. See "Transactions with Management." This committee met two times during fiscal 2000.

--------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     DIRECTORS FEES. All of the members of the Company's Board of Directors are also members of the Bank's Board of Directors. The Company's directors, except the Chairman, receive fees of $6,600 annually. The Company's Chairman receives fees of $12,600. The Bank's directors receive annual fees of $6,000 and $500 for each Board meeting they attend. Employees who serve as directors do not receive directors' fees. The Bank's directors, except employee directors, also receive fees of $300 for each Board committee meeting they attend.

     DIRECTOR SUPPLEMENTAL RETIREMENT PROGRAM. In order to provide retirement benefits for non-employee directors, the Bank has established a director supplemental retirement program that became effective June 4, 1999. Pursuant to the program, the Bank has established pre-retirement accounts for the benefit of each of the non-employee directors which are increased or decreased each year by an amount equal to the difference between the after-tax earnings on specified adjustable life insurance contracts less that year's premium expense and less the Bank's cost of funds expense on premiums paid to date (the "Index Retirement Benefit"). If the directors continue in office until normal retirement age (the later of 65 or five years from the effective date of the program), they will be entitled to receive the balance in their pre-retirement account in ten equal annual installments plus any additional Index Retirement Benefit accruing to their account for each year thereafter. In the event of disability, the directors will become 100% vested in their accounts and entitled to immediately begin receiving their retirement benefits. In the event of the director's death, the remaining unpaid balance of their account shall be paid in a lump sum to their designated beneficiaries. If the directors resign prior to their normal retirement age, they will be entitled to receive a percentage of the balance in their pre-retirement account plus a percentage of the Index Retirement Benefit accuring thereafter. The applicable percentage will be equal to 10% times their number of years of service up to 100%. In the event their service is terminated following a change in control, they will be entitled to receive their benefits at normal retirement age as if they had been continuously serving until that time. For purposes of the agreements, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. At December 31, 2000, the balances in the pre-retirement accounts of Messrs. Prior, Danielson, Drackett, Hayes, Kent and Pritzke were $29,431, $21,757, $6,120, $9,672, $14,349 and $8,282, respectively.

     In order to fund the benefits payable under the Director Supplemental Retirement Program, the Bank has purchased life insurance policies on each director. The policies are designed to offset the program's costs during the lifetime of the participant and to provide complete recovery of all the program's costs at their death. The Bank has entered into split dollar agreements with each of the directors pursuant to which their beneficiaries are entitled to a death benefit equal to 80% of the net at risk insurance portion of the policy proceeds (total proceeds less cash value of the policy) if the director dies while serving on the Board or has retired or terminated service due to disability. If the director is otherwise not serving on the Board at his death, his beneficiaries will be entitled to a reduced death benefit.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     SUMMARY COMPENSATION TABLE. The following table sets forth information regarding cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Company's Chief Executive Officer, and (ii) the two other most highly compensated executive officers of the Company and subsidiaries who were serving as such at the end of the fiscal year and whose total salary and bonus for the year exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                               ANNUAL COMPENSATION
                                    -------------------------------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS      OTHER ANNUAL (1)    COMPENSATION
---------------------------         ------     ------     -----      ----------------    ------------
Harry J. Bailey                     2000    $ 245,000   $     --       $      --          $   2,031  (2)
  President and Chief Executive     1999      230,000         --              --                 --
  Officer of the Company            1998      219,000     32,800              --                 --
  and the Bank

Timothy G. Clark                    2000    $ 140,000   $     --       $      --          $     466  (2)
  Executive Vice President and      1999      132,000         --              --                 --
  Chief Operating Officer of the    1998      125,000     12,500              --                 --
 Company and the Bank

Richard E. Welling                  2000    $ 105,000   $     --       $      --          $   1,025  (2)
  Senior Vice President-Treasurer   1999      100,000         --              --                 --
  of the Company and the Bank       1998       95,000      9,500              --                 --

-----------
(1) The value of perquisites and personal benefits received by any named executive officer did not exceed the lesser of $50,000 or 10% of salary and bonus in 2000, 1999 or 1998.
(2)  Consists of income attributable to split dollar plan agreement.

     OPTION EXERCISES AND YEAR-END VALUES. The following table sets forth information regarding the number and value of options held by the named executive officers at the end of 2000. No named executive officer exercised options during the last fiscal year.

                                                 NUMBER OF                          VALUE OF
                                           SECURITIES UNDERLYING                   UNEXERCISED
                                                UNEXERCISED                       IN-THE-MONEY
                                            OPTIONS AT YEAR-END              OPTIONS AT YEAR-END (1)
                                        --------------------------          --------------------------
NAME                                    EXERCISABLE  UNEXERCISABLE          EXERCISABLE  UNEXERCISABLE
----                                    -----------  -------------          -----------  -------------

Harry J. Bailey                           23,851            0                $     0      $     0
Timothy G. Clark                          13,200        3,300                      0            0
Richard E. Welling                        12,496        3,124                      0            0

____________
(1) Options are considered in-the-money if the market value of the underlying securities exceeds the exercise price of the options. None of the options held by the named executive officers were in-the-money at fiscal year end.

     EMPLOYMENT AGREEMENTS. The Bank has entered into employment agreements with Harry J. Bailey, Timothy G. Clark and Richard E. Welling as President and Chief Executive Officer, Chief Operating Officer and Senior Vice President-Treasurer, respectively. The agreements currently provide for minimum annual salaries of $255,000, $147,500 and $109,000, respectively, and terms of three years. Each agreement provides for annual salary review by the Board of Directors, as well as inclusion of the executives in any discretionary bonus plans, customary fringe benefits, vacation and sick leave. The agreements provide that the Bank may terminate the executives at any time. In the event an executive is terminated for a reason other than "cause," as defined in the agreements, normal retirement or disability, the Bank will continue to pay the executive (or his beneficiary or estate) at his highest monthly salary rate for the remainder of the term of the agreement, provided that the total of such payments does not exceed three times his annual rate of salary as of the date of termination.

     Each of these agreements provides that in the event of disability, the executive shall continue to receive their full compensation for the first 18 months from the date of such disability at which time the Bank may terminate the agreement and the executive shall receive 60% of his monthly salary at the time he became disabled until the earlier of his death or his normal retirement date under the Bank's pension plan. The agreements provide that these amounts shall be offset by any amounts paid to the executives under any other disability program maintained by the Bank.

     The agreements further provide that if: (a) after a change in control of the Bank or the Company, the Bank (i) terminates the employment of the executives for any reason other than cause, retirement or disability, (ii) otherwise changes the present capacity or circumstances of their employment, or
(iii) reduces their responsibilities, authority, compensation or benefits (including, in the case of Mr. Bailey, the failure to elect or re-elect him to the Board of Directors of the Bank or the Company) without their written consent; (b) the executive voluntarily terminates their employment within 30 days following a change in control; or (c) during the period beginning six months before a change in control and ending on the later of one year after the change in control or the expiration date of the agreement, the Bank changes the present capacity or circumstances of their employment or reduces their responsibilities, authority, compensation or benefits (including, in the case of Mr. Bailey, the failure to elect or re-elect him to the Board of Directors of the Bank or the Company) without their written consent, the Bank shall promptly pay the executives a sum equal to 2.99 times the average annual compensation paid to them for the five most recent taxable years ending before the change in control subject to such reduction as may be required to prevent the payment from being deemed an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. "Change in control" generally refers to the acquisition by any person or entity of the ownership or power to vote more than 25% of the Company's stock, the ability to control the election of a majority of the Bank's or the Company's directors, controlling influence over the management or policies of the Bank or the Company by any person or group or a change in the majority of the Board of Directors over any two-year period which was not approved by two-thirds of the incumbent directors. In the event of termination of employment in connection with a change in control which would activate such severance payment provisions, the estimated amounts payable to Messrs. Bailey, Clark and Welling would be $692,604, $403,300 and $307,809, respectively, based upon their compensation during the five years ended December 31, 2000.

     PENSION PLAN. The following table shows the estimated annual benefits payable under the Bank's defined-benefit pension plan based upon the respective years-of-service and compensation indicated below as calculated under the plan.

           AVERAGE OF HIGH                          YEARS OF SERVICE AT AGE 65
             FIVE YEARS           ----------------------------------------------------------------
            COMPENSATION            5            10             20             30             40
            -------------         -------      ------         ------         ------         ------
              $  50,000           $ 3,750     $  7,500        $15,000        $22,500       $30,000
                 75,000             5,625       11,250         22,500         33,750        45,000
                100,000             7,500       15,000         30,000         45,000        60,000
                150,000            11,250       22,500         45,000         67,500        90,000
                200,000            15,000       30,000         60,000         90,000       120,000

     The compensation covered by the plan consists of the employee's salary and bonus (as set forth under "Annual Compensation" in the Summary Compensation Table above) up to applicable legal limits (currently $160,000). As of December 31, 2000, Messrs. Bailey, Clark and Welling had 17, 3 and 3 years of service, respectively, under the plan. Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN. In order to supplement the retirement benefits to which executive officers are entitled under the Company's pension plan, the Bank has entered into executive supplemental retirement plan agreements with Messrs. Bailey, Clark and Welling effective February 23, 1999. The agreements with the executives establish pre-retirement accounts similar to those established under the director supplemental retirement program agreements described in "Director Compensation." If the executives remain in the employment of the Bank until age 65, they will be entitled to receive the balance in their pre-retirement account in ten equal annual installments plus any additional Index Retirement Benefits accruing each year thereafter. In the event of disability, the executives will become 100% vested in their accounts and entitled to immediately begin receiving their retirement benefits. In the event of the executive's death, the remaining unpaid balance of their account shall be paid in a lump sum to their designated beneficiaries. If the executives voluntarily resign or are terminated without cause prior to age 65, they will be entitled to receive a percentage of the balance in their pre-retirement account and a percentage of the Index Retirement Benefit for each year after age 65 provided that they have completed five years of service since the effective date of the agreement. The applicable percentage will be equal to 5% times their number of years of service after the fifth anniversary of the agreements. In the event the executives are terminated following a change in control, they will be entitled to receive their benefits at age 65 as if they had been continuously employed until age 65. For purposes of the agreements, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. If an executive is discharged prior to completing five years of service from the effective date of the agreements or is discharged at any time for cause, they will forfeit all benefits under the agreements. At December 31, 2000, the balances in the pre-retirement accounts of Messrs. Bailey, Clark and Welling were $86,000, $12,000 and $16,000, respectively.

     In order to fund the benefits payable under the Executive Supplemental Retirement Plan, the Bank has purchased variable life insurance policies on Messrs. Bailey, Clark and Welling. The policies are designed to offset the program's costs during the lifetime of the participant and to provide complete recovery of all the program's costs at their death. The Board is the sole owner of these policies and has exclusive rights to the cash surrender value. The Company has entered into split dollar agreements with the executives similar to those entered into with directors.

REPORT OF COMMITTEE ON COMPENSATION AND STOCK OPTIONS

     The Committee on Compensation and Stock Options (the "Compensation Committee") of the Board of Directors is composed entirely of outside directors and has overall responsibility to review and recommend compensation plans and structure to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee also reviews and makes recommendations on annual cash bonus programs, long-term incentive programs, grants of stock options and other executive benefits. The Committee has available to it access to independent compensation data.

     The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's annual and long-term performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, with attention given to rewarding management based upon the Company's level of performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Base  salaries  for  all  employees  are   determined  by  evaluating   the
responsibilities of the position held and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the banking industry. Minimum, midpoint and maximum levels are then established within the base salary ranges that are used to recognize the performance of an individual.

     Annual salary adjustments are determined by evaluating changes in compensation in the marketplace, the performance of the company, the performance of the executive and any increased responsibilities assumed by the executive. Above-average performance is recognized and rewarded by placing an executive at a higher level in the salary range.

     The Company has an annual incentive plan for executive officers. The purpose of this plan is to provide a direct financial incentive in the form of annual cash bonuses to executives if the Company's annual goals relating to net income and return on equity are met. Threshold, target and maximum performance goals are set by the Board of Directors at the beginning of each fiscal year, as well as the maximum percentage of base salary that can be earned. Individual performance is taken into account in determining a portion of the bonus, but no bonus is paid unless predetermined threshold levels of net income and return on equity are met.

     A stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link to shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

     The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Bailey and the Bank. The Chief Executive Officer's base salary under the agreement was determined on the basis of the Committee's review and evaluation of the compensation of chief executives of other financial institutions similar in size to the company. The Chief Executive Officer's bonus is determined under the same criteria used for all executive officers as a group.

     In fiscal 2000, the Company did not exceed the targeted performance objectives under the incentive bonus plan, and no bonus was awarded.

COMMITTEE ON COMPENSATION AND STOCK OPTIONS
AMERIANA BANCORP

Donald C. Danielson (Chairman)
R. Scott Hayes
Michael E. Kent

STOCK PERFORMANCE

     The following graph shows the cumulative total return on the Common Stock over the last five years, compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all SIC) (the "Market Index") over the same period, as if $100 were invested on December 31, 1995 in the Common Stock and each index. Cumulative total return represents the total increase in value since December 31, 1995, assuming reinvestment of all dividends paid.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   DECEMBER 31, 1995 THROUGH DECEMBER 31, 2000

     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the CRSP Index for Nasdaq Stocks of Savings Institutions and the Nasdaq Stock Market Index-U.S. Line graph begins at December 31, 1995 and plots the cumulative total return at December 31, 1996, 1997, 1998, 1999 and 2000. Plot points are provided below.]

                       12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
                       --------  --------  --------  --------  --------  --------
Ameriana Bancorp       100       116.6     149.8     150.4     132.7      98.4
Nasdaq Stock Market    100       123.0     150.7     212.5     394.8     237.4
Savings Institutions   100       128.0     221.8     203.7     174.7     225.1

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

     The Bank offers mortgage and consumer loans to its directors, officers and employees. In the opinion of management, these loans do not involve more than the normal risk of collectibility and are made in the ordinary course of business and on substantially the same terms, including interest rates, as those prevailing at the time for nonaffiliated persons.

     The law firm of Hayes Copenhaver Crider, of which R. Scott Hayes, a director of the Company and the Bank, the Chairman of the Audit Committee and a member of the Committee on Compensation and Stock Options, is a partner, serves as General Counsel to the Company and performs legal services to the Company and the Bank on a regular basis. Estimated legal fees for services rendered to the Company and its subsidiaries by the law firm of Hayes Copenhaver Crider during 2000 amounted to approximately $63,656.


--------------------------------------------------------------------------------
             PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     Olive LLP, which was the Company's independent auditing firm for 2000, has been retained by the Board of Directors to be the Company's auditors for 2001, subject to ratification by the Company's shareholders. A representative of Olive LLP is expected to be present at the Annual Meeting, and he will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Olive LLP for professional services rendered in the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2000, were $56,950.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Olive LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     ALL OTHER FEES. For the fiscal year ended December 31, 2000, the aggregate fees paid by the Company to Olive LLP for all other services (other than audit services and financial information systems design and implementation services) were $26,220.

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Olive LLP.

     The appointment of the auditors must be ratified by a majority of the votes cast by the shareholders of the Company at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.


--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors (the "Audit Committee") has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with the management of the Company.

     2. Discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

     3. Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements and discussed with the independent auditors their independence.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                              MEMBERS OF THE AUDIT COMMITTEE


                                              R. SCOTT HAYES (Chairman)
                                              MICHAEL E. KENT
                                              CHARLES M. DRACKETT, JR.
                                              RONALD R. PRITZKE


--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2000 all Reporting Persons have complied with these reporting requirements.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors and officers of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's Annual Report to Shareholders for 2000 accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS

AS OF THE RECORD DATE, UPON WRITTEN REQUEST TO THE SECRETARY, AMERIANA BANCORP, 2118 BUNDY AVENUE, NEW CASTLE, INDIANA 47362.


--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's headquarters, 2118 Bundy Avenue, New Castle, Indiana 47362, no later than December 21, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Shareholder proposals, other than those submitted pursuant to the Exchange Act, must be delivered or mailed in writing, in the form prescribed by the Company's Articles of Incorporation, to the Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Nancy A. Rogers

                                     Nancy A. Rogers
                                     Secretary
New Castle, Indiana
April 20, 2001

                                                                      Appendix A



                                AMERIANA BANCORP
                             AUDIT COMMITTEE CHARTER


     The responsibility of the "Ameriana Bancorp Audit Committee", hereinafter referred to as the "Committee" shall be to assist the Board of Directors in fulfilling its responsibilities to the shareholders by determining that management has established a system to provide reasonable assurance that financial disclosures reasonably portray Ameriana Bancorp's ("Company") financial condition. The Committee shall establish and maintain lines of communications between itself and the Board of Directors, the Internal Auditor, the Company's independent auditors, and management. The Committee intends to fulfill its responsibilities as follows:



COMPOSITION

     A. The Committee should be comprised of three of more directors as elected by the Board. Each member will be independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of judgment as a Committee member.

     B. The members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.



FINANCIAL REPORTING

     A. The Committee will be responsible for reviewing, on a periodic basis, the Ameriana Bank and Trust's external auditing program.

     B. The Committee will oversee the quarterly regulatory reporting process by annually reviewing the process with the Chief Financial Officer. The Committee will also review copies of all filings made with the Securities and Exchange Commission and the Office of Thrift Supervision on a timely basis subsequent to the reports being filed.

     C. The Committee will review management reports on all cases of financial misconduct by employees, officers or directors and consider the implications thereof on the adequacy of internal controls.

     D. The Committee will make itself available to consult with management when management seeks a second opinion on accounting or auditing questions.

INDEPENDENT AUDITORS

     A. The Committee will annually review the independence of the external auditors.

     B. The Committee will review the responsibilities of the external auditors.

     C. The Committee will recommend the appointment of external auditors and develop an engagement letter for each external audit.

     D. The Committee will receive and review the results of each external audit, particularly with regard to internal controls, significant accounting policies and financial reporting issues.

     E. The Committee will review management's response to the auditor's recommendations regarding internal control, significant accounting policies and financial reporting issues.


INTERNAL CONTROL

     A. The Committee will be responsible for reviewing, on an annual basis, the Company's internal audit plan and audit policies.

     B. The Committee will be responsible for reviewing, on a period basis, the Company's internal audit reports.

     C. The Committee will direct special investigations into significant matters brought to its attention within the scope of its duties.

     D. The Committee will report its activities to the Board on a regular basis.


[X]  PLEASE MARK VOTES                      REVOCABLE PROXY
     AS IN THIS EXAMPLE                     AMERIANA BANCORP
              ANNUAL MEETING OF SHAREHOLDERS                                                                          WITH-
                    MAY 24, 2001                                                                               FOR    HOLD   EXCEPT
                                                                   I.  The election as directors of all        [  ]   [  ]    [  ]
                                                                       nominees listed below (except as
     The undersigned  hereby appoints the full Board                   marked to the contrary below).
of Directors of the Company or a majority thereof with
full powers of substitution,  to act as attorneys and                  DONALD C. DANIELSON
proxies  for the  undersigned,  and to vote all  shares
of  common  stock of the Company  which the  undersigned               PAUL W. PRIOR
is  entitled  to vote at the Annual  Meeting of Shareholders, to be held at the main  office of Ameriana  Bank and Trust,
2118 Bundy Avenue, New Castle, Indiana,  Thursday,                 INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
May 24, 2001, at 10:00 a.m. and at any and all adjournments        NOMINEE, MARK "EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
thereof, as follows:                                               SPACE PROVIDED BELOW.


                                                                   _____________________________________________________________

                                                                                                               FOR   AGAINST ABSTAIN
                                                                   II. The ratification of the appointment     [  ]   [  ]    [  ]
                                                                       of Olive LLP as auditors for the
                                                                       fiscal year ending December 31, 2001.

                                                                   The Board of  Directors  recommends  a vote "FOR" each of the listed propositions.


                                                                        THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
                                                                   ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE
                                                                   PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH
                                                                   ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
                                                                   DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS.
                                                                   AT THE PRESENT TIME, THE BOARD OF DIRECTORS  KNOWS OF NO OTHER
                                      _____________________        BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.  THIS  PROXY
Please be sure to sign and date      |Date                 |       ALSO  CONFERS  DISCRETIONARY  AUTHORITY  ON THE  BOARD OF
 this Proxy in the box below.        |                     |       DIRECTORS  TO VOTE WITH  RESPECT TO APPROVAL OF THE MINUTES OF
_____________________________________|_____________________|       THE PRIOR  ANNUAL MEETING  OF  SHAREHOLDERS,  THE  ELECTION  OF
|                                                          |       ANY PERSON AS  DIRECTOR  WHERE THE NOMINEE  IS  UNABLE  TO SERVE
|                                                          |       OR FOR GOOD  CAUSE  WILL NOT  SERVE,  AND  MATTERS INCIDENT TO
--Shareholder sign above----Co-holder (if any) sign above--        THE CONDUCT OF THE 2001 ANNUAL MEETING.


____________________________________________________________________________________________________________________________________

                  *  DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. *


                                                   AMERIANA BANCORP
__________________________________________________________________________________________________________________________________
                                      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                                         IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
__________________________________________________________________________________________________________________________________

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH
THE PROXY IN THE ENVELOPE PROVIDED.


_____________________________________________________

_____________________________________________________

_____________________________________________________
